                                                                    EXHIBIT 3.2


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                              REVISED AND RESTATED


                                     BYLAWS




                                       OF


                                 STUPIDPC, INC.






                         INCORPORATED UNDER THE LAWS OF
                              THE STATE OF GEORGIA





                       Adopted as of September ___, 1999





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

                               TABLE OF CONTENTS

                                                                                                              Page
                                                                                                             Number


ARTICLE I.........................................................................................................1
         Section 1. Registered Office and Agent...................................................................1
         Section 2. Other Offices.................................................................................1


ARTICLE II........................................................................................................1
         Section 1. Annual Meetings...............................................................................1
         Section 2. Special Meetings..............................................................................1
         Section 3. Notice of Meetings............................................................................2
         Section 4. Quorum........................................................................................2
         Section 5. Voting........................................................................................2
         Section 6. Consent of Shareholders.......................................................................2
         Section 7. List of Shareholders..........................................................................3
         Section 8. Shareholder Notice Procedures.................................................................3
         Section 9. Limitations on Right of Inspection............................................................3
         Section 10. Record Date for Action by Consent of Shareholders............................................4


ARTICLE III.......................................................................................................4
         Section 1. Powers........................................................................................4
         Section 2. Number, Election, and Term....................................................................4
         Section 3. Vacancies.....................................................................................5
         Section 4. Meetings and Notice...........................................................................5
         Section 5. Quorum........................................................................................5
         Section 6. Consent of Directors..........................................................................5
         Section 7. Committees....................................................................................5
         Section 8. Removal of Directors..........................................................................6
         Section 9. Compensation of Directors.....................................................................6


ARTICLE IV........................................................................................................6
         Section 1. Number........................................................................................6
         Section 2. Compensation..................................................................................6
         Section 3. Term of Office................................................................................6
         Section 4. Removal.......................................................................................7
         Section 5. Vacancies.....................................................................................7
         Section 6. Powers and Duties.............................................................................7
         Section 7. Voting Securities of Corporation..............................................................8


ARTICLE V.........................................................................................................8
         Section 1. Form of Certificate...........................................................................8
         Section 2. Lost Certificates.............................................................................8


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
         Section 3. Transfers.....................................................................................8
         Section 4. Record Date...................................................................................9
         Section 5. Transfer Agent and Registrar..................................................................9


ARTICLE VI........................................................................................................9
         Section 1. Dividends.....................................................................................9
         Section 2. Fiscal Year..................................................................................10
         Section 3. Seal.........................................................................................10


ARTICLE VII......................................................................................................10
         Section 1. Basis for Indemnification....................................................................10
         Section 2. Right to Indemnification.....................................................................11
         Section 3. Expenses.....................................................................................11
         Section 4. Non-exclusivity..............................................................................11
         Section 5. Insurance....................................................................................12
         Section 6. Right to Participate in Defense..............................................................12
         Section 7. Continuation of Right of Indemnification.....................................................12


ARTICLE VIII.....................................................................................................12

                                     BYLAWS

                                       OF

                                 STUPIDPC, INC.






                                   ARTICLE I

                                    OFFICES

         Section 1. Registered Office and Agent. The registered office of the Corporation shall be in the State of Georgia and the Corporation shall at all times maintain a registered agent at the address of the registered office.

         Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Georgia as the Board of Directors may from time to time determine and the business of the Corporation may require or make desirable.

                                   ARTICLE II

                             SHAREHOLDERS MEETINGS

         Section 1. Annual Meetings. A meeting of the shareholders of the Corporation shall be held annually. The annual meeting of the shareholders of the Corporation shall be held at the principal office of the Corporation or at such other place in the United States as may be determined by the Board of Directors, on such date following the close of the fiscal year as shall be determined by the Board of Directors, for the purpose of electing Directors and transacting such other business as may properly be brought before the meeting.

         Section 2. Special Meetings. Special meetings of the shareholders shall be held at the principal office of the Corporation or at such other place in the United States as may be designated in the notice of said meetings, upon call of the chairman of the Board of Directors or the president and shall be called by the president or the secretary when so directed by the Board of Directors or at the request (in compliance with applicable requirements of the Code) in writing of shareholders owning at least 25% of the issued and outstanding capital stock of the Corporation entitled to vote thereat. Any such request shall state the purposes for which the meeting is to be called and the business that may be transacted at any special meeting of shareholders shall be limited to that proposed in the notice of special meeting given (including related or incidental matters that may be necessary or appropriate to effectuate the proposed business).

         Section 3. Notice of Meetings. Written notice of every meeting of shareholders, stating the place, date and hour of the meeting, shall be given personally or by mail to each shareholder of record entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail with first class postage thereon prepaid addressed to the shareholder at his address as it appears on the Corporation's record of stockholders. Attendance of a shareholder at a meeting of shareholders, in person or by proxy, shall constitute a waiver of notice of such meeting and of all objections to the place or time of meeting, or the manner in which it has been called or convened, except when a shareholder attends a meeting solely for the purpose of stating, at the beginning of the meeting, any such objection to the transaction of any business. Notice need not be given to any shareholder who signs a waiver of notice, in person or by proxy, either before or after the meeting.

         Section 4. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the shareholders except as otherwise provided by statute, by the articles of incorporation, or by these bylaws. If a quorum is not present or represented at any meeting of the shareholders, a majority of the shareholders entitled to vote thereat, present in person or represented by proxy, may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

         Section 5. Voting. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of law or of the articles of incorporation, a different vote is required, in which case such express provision shall govern and control the decision of the question. Each shareholder shall at every meeting of the shareholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power registered in his name on the books of the Corporation, but no proxy shall be voted or acted upon after 11 months from its date, unless otherwise provided in the proxy.

         Section 6. Consent of Shareholders. Any action required or permitted to be taken at any meeting of the shareholders may be taken without a meeting if written consent, setting forth the action so taken, shall be signed by persons who would be entitled to vote at a meeting those shares having voting power to cast not less than the minimum number (or numbers, in the case of voting by classes) of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote were present and voted. The action must be evidenced by one or more written consents describing the action taken, signed by shareholders entitled to take action without a meeting, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Such consent shall have the same force and effect as a meeting vote of shareholders. Where required by Section 14-2-704 or other applicable provision of the Georgia

Business Corporation Code, the Corporation shall provide shareholders with written notice of actions taken without a meeting.

         Section 7. List of Shareholders. The Corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving their names and addresses and the number, class and series, if any, of the shares held by each. The officer who has charge of the stock transfer books of the Corporation shall prepare and make, before every meeting of shareholders or any adjournment thereof, a complete list of the shareholders entitled to vote at the meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number and class and series, if any, of shares held by each. The list shall be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder during the whole time of the meeting for the purposes thereof. The said list may be the Corporation's regular record of shareholders if it is arranged in alphabetical order or contains an alphabetical index.

         Section 8. Shareholder Notice Procedures. Only persons who are nominated by, or at the direction of, the Board of Directors, or by a shareholder who has given timely written notice containing information as specified by the Board of Directors to the secretary of the Corporation prior to the meeting at which Directors are to be elected, will be eligible for election as Directors of the Corporation. At annual meetings, only such business may be conducted as has been brought before the meeting by, or at the direction of, the chairman of the Board of Directors or by a shareholder who has given timely written notice to the secretary of the Corporation of such shareholder's intention to bring such business before such meeting. For notice of shareholder nominations or business to be conducted at an annual meeting to be timely, such notice must be received by the Corporation not less than sixty
(60) nor more than ninety (90) days prior to the first anniversary of the previous year's annual meeting.

         Section 9. Limitations on Right of Inspection. The right of inspection enumerated in subsection (c) of Section 14-2-1602 of the Georgia Business Corporation Code, or any successor provision, may be exercised by a shareholder owning in excess of two percent (2%) of the issued and outstanding shares of the Corporation if such shareholder otherwise meets the requirements of subsection (d) of such section. With respect to a shareholder owning two percent (2%) or less of the issued and outstanding shares of the Corporation, the right of inspection granted by such subsection shall be denied by the Corporation to any shareholder unwilling to agree in writing to abstain

         (i)      from purchasing or selling any shares of the Corporation;
         (ii) from soliciting any proxies over shares of the Corporation, or seeking to persuade any person to grant or withhold a proxy or vote with respect to any shares of the Corporation; and
         (iii) from sharing with any third person any undisclosed information concerning the Corporation disclosed in such inspection or otherwise learned by such shareholder exercising such inspection right, for so long as any information disclosed in such inspection is material and remains undisclosed by the Corporation, and in any event, for one year from the date of the exercise of such inspection right. The agreements required by this Section 9 shall be required of the inspecting shareholder and all agents and attorneys for such shareholder.

         Section 10. Record Date for Action by Consent of Shareholders. In order that the Corporation may determine the shareholders entitled to consent to any action required or permitted to be taken at any meeting of the shareholders in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any shareholder of record seeking to have the shareholders authorize or take any action by written consent shall, by written notice to the secretary of the Corporation, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten (10) days of such request, then the record date for determining the shareholders entitled to consent to action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Georgia, its principal place of business, or an officer or agent of the Corporation having custody of the books in which proceedings of shareholders meetings are recorded, to the attention of the secretary of the Corporation. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action of the Board of Directors is required by applicable law, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.


                                  ARTICLE III

                                   DIRECTORS

         Section 1. Powers. Except as otherwise provided by any legal agreement among shareholders, the property, affairs, and business of the Corporation shall be managed and directed by its Board of Directors, which may exercise all powers of the Corporation and do all lawful acts and things which are not by law, by any legal agreement among shareholders, by the articles of incorporation, or by these bylaws directed or required to be exercised or done by the shareholders.

         Section 2. Number, Election, and Term. The number of Directors of the Corporation shall be fixed by resolution of the Board of Directors from time to time. No decrease in the number of Directors shall have the effect of shortening the term of an incumbent Director. The Directors shall be elected by plurality vote at the annual meeting of shareholders, except as hereinafter provided, and each Director elected shall hold office until his successor is elected and qualified or until his earlier resignation, removal from office, or death. Directors shall be natural persons who have attained the age of 18 years, but need not be residents of the State of Georgia or shareholders of the Corporation.

         Section 3. Vacancies. Vacancies, including vacancies resulting from any increase in the number of Directors, but not including vacancies resulting from removal from office by the shareholders, may be filled by a majority of the Directors then in office, though less than a quorum, or by a sole remaining Director, and a Director so chosen shall hold office until the next annual election and until his successor is duly elected and qualified unless sooner displaced. If there are no Directors in office, then vacancies shall be filled through election by the shareholders.

         Section 4. Meetings and Notice. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Georgia. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by resolution of the board. Special meetings of the board may be called by the chairman of the board or president or by any two Directors on one days oral, telegraphic, or written notice duly given or served on each Director personally or by facsimile transmission, or four days notice deposited, first class postage prepaid, in the United States mail. Such notice shall state a reasonable time, date, and place of meeting, but the purpose need not be stated therein. Notice need not be given to any Director who signs a waiver of notice either before or after the meeting. Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting and waiver of all objection to the place and time of the meeting, or the manner in which it has been called or convened, except when the Director states, at the beginning of the meeting, any such objection or objections to the transaction of business.

         Section 5. Quorum. At all meetings of the board a majority of Directors shall constitute a quorum for the transaction of business, and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the board, except as may be otherwise specifically provided by law, by the articles of incorporation, or by these bylaws. If a quorum shall not be present at any meeting of the board, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 6. Consent of Directors. Unless otherwise restricted by the articles of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, setting forth the action so taken, and the writing or writings are filed with the minutes of the proceedings of the board or committee. Such consent shall have the same force and effect as a unanimous vote of the board.

         Section 7. Committees. The Board of Directors may by resolution passed by a majority of the whole board, designate from among its members one or more committees, each committee to consist of two or more Directors. The board may designate one or more Directors as alternate members of any committee, who may replace any absent member at any meeting of such committee. Any such committee, to the extent provided in the resolution, shall have and may exercise all of the authority of the Board of Directors in the management of the business and affairs of the Corporation, except that it shall have no authority with respect to (1) amending the articles of incorporation or these bylaws; (2) adopting a plan of merger or consolidation; (3) the sale, lease, exchange or other disposition of all or substantially all the property and assets of the Corporation; and (4) a voluntary dissolution of the Corporation or a revocation thereof. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. A majority of each committee may determine its action and may fix the time and places of its meetings, unless otherwise provided by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

         Section 8. Removal of Directors. At any shareholders' meeting with respect to which notice of such purpose has been given, any Director may be removed from office, with or without cause by the vote of shareholders representing a majority of the issued and outstanding capital stock entitled to vote for the election of Directors, and his successor may be elected at the same or any subsequent meeting of shareholders; provided that to the extent any vacancy created by such removal is not filled by such an election within 60 days after such removal, the remaining Directors shall, by majority vote, fill any such vacancy.

         Section 9. Compensation of Directors. Directors shall be entitled to such reasonable compensation for their services as Directors or members of any committee of the board as shall be fixed from time to time by resolution adopted by the board, and shall also be entitled to reimbursement for any reasonable expenses incurred in attending any meeting of the board or any such committee.

                                   ARTICLE IV

                                    OFFICERS

         Section 1. Number. The officers of the Corporation shall be chosen by the Board of Directors and shall be a president, a secretary, and a treasurer. The Board of Directors may choose one or more vice presidents, assistant secretaries and assistant treasurers. Any number of offices may be held by the same person. The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

         Section 2. Compensation. The salaries of all officers of the Corporation shall be fixed by the Board of Directors or a committee or officer appointed by the board. Salary payments may be made at such intervals as may be determined by the Board of Directors or such officer or committee. In addition to salaries the Board of Directors may pay bonuses to officers and other employees, the persons who may receive such bonuses and the amount and time of payment being within the discretion of the Board of Directors.

         Section 3. Term of Office. Unless otherwise provided by resolution of the Board of Directors, the principal officers shall be chosen annually by the board at the first meeting of the board following the annual meeting of shareholders of the Corporation, or as soon thereafter as is conveniently possible. Subordinate officers may be elected from time to time. Each officer shall serve until his successor shall have been chosen and qualified, or until his death, resignation, or removal.

         Section 4. Removal. Any officer may be removed from office at any time, with or without cause, by the Board of Directors whenever in its judgment the best interest of the Corporation will be served thereby.

         Section 5. Vacancies. Any vacancy in an office resulting from any cause may be filled by the Board of Directors.

         Section 6. Powers and Duties. Except as hereinafter provided, the officers of the Corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board of Directors.

                  (a) President. The president shall be the chief executive officer of the Corporation, shall preside at all meetings of the shareholders and (unless the board shall have created an office of chairman of the board) the Board of Directors, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

                  (b) Secretary. The secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the Corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

                  (c) Treasurer. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement, or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

                (d) Assistant Officers. Vice presidents and assistants to the secretary and treasurer, if any, shall perform such duties and have such powers as the Board of Directors may from time to time prescribe.

         Section 7. Voting Securities of Corporation. Unless otherwise ordered by the Board of Directors, the president shall have full power and authority on behalf of the Corporation to attend and to act and vote at any meetings of security holders of corporations in which the Corporation may hold securities, and at such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such securities which the Corporation might have possessed and exercised if it had been present. The Board of Directors by resolution from time to time may confer like powers upon any other person or persons.

                                   ARTICLE V

                             CERTIFICATES OF STOCK

         Section 1. Form of Certificate. Every holder of fully paid stock in the Corporation shall be entitled to have a certificate in such form as the Board of Directors may from time to time prescribe.

         Section 2. Lost Certificates. The Board of Directors may direct that a new certificate be issued in place of any certificate theretofore issued by the Corporation and alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate, or his legal representative, to advertise the same in such manner as it shall require and to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

         Section 3.        Transfers.

                  (a) Transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his duly authorized attorney, or with a transfer clerk or transfer agent appointed as in Section 5 of this Article provided, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon.

                  (b) The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and for all other purposes, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

                  (c) Shares of capital stock may be transferred by delivery of the certificates therefor, accompanied either by an assignment in writing on the back of the certificates or by separate written power of attorney to sell, assign, and transfer the same, signed by the record holder thereof, or by his duly authorized attorney in fact, but no transfer shall affect the right of the Corporation to pay any dividend upon the stock to the holder of record as the holder in fact thereof for all purposes, and no transfer shall be valid, except between the parties thereto, until such transfer shall have been made upon the books of the Corporation as herein provided.

                  (d) The board may from time to time, make such additional rules as it may deem expedient and not inconsistent with these bylaws or the articles of incorporation, concerning the issue, transfer, and registration of certificates for shares of the capital stock of the Corporation.

         Section 4. Record Date. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 days and, in case of a meeting of shareholders, not less than 10 days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is fixed for the determination of shareholders, the record date shall be at the close of business on the day next preceding the day on which the notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. If no record date is fixed for other purposes, the record date shall be at the close of business on the day next preceding the day on which the Board of Directors adopts the resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board of Directors shall fix a new record date for the adjourned meeting.

         Section 5. Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer agents or one or more transfer clerks and one or more registrars, and may require all certificates of stock to bear the signature or signatures of any of them.

                                   ARTICLE VI

                               GENERAL PROVISIONS

         Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the articles of incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the Corporation's capital stock, subject to the provisions of the articles of incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

         Section 2. Fiscal Year. The fiscal year of the Corporation Shall be fixed by resolution of the Board of Directors.

         Section 3. Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization, and the words "Corporate Seal" and "Georgia". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. In the event it is inconvenient to use such a seal at any time, the signature of the Corporation followed by the word "Seal" enclosed in parentheses shall be deemed the seal of the Corporation.


                                  ARTICLE VII

                                INDEMNIFICATION

         Section 1.        Basis for Indemnification.

                  (a) Under the circumstances prescribed in Section 2 of this Article, the Corporation shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself create a presumption that the person did not act in a manner which he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                  (b) Under the circumstances prescribed in Section 2 of this Article, the Corporation shall indemnify and hold harmless any person who was or is a party or it threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact he is or was a director, officer, employee or agent of the Corporation, or is or was a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view


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

of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

         Section 2. Right to Indemnification. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. Except as provided in the preceding sentence and except as may be ordered by a court, any indemnification under Section 1 of this Article shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 of this Article. Such a determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) by independent legal counsel employed by the Corporation, in a written opinion, if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, or (iii) by the affirmative vote of a majority of the shares entitled to vote thereon.

         Section 3. Expenses. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such proceeding as authorized by the Board of Directors generally or as to a specific case or as to a specific person or persons (designated by name, title or class of persons), upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount of it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VII.

         Section 4. Non-exclusivity. The provisions for indemnification and advancement of expenses provided by this Article VII shall not be deemed exclusive of any other rights, in respect of indemnification or otherwise, to which those seeking indemnification may be entitled under any bylaw, agreement, either specifically or in general terms, resolution, or approved by the affirmative vote of the holders of a majority of the shares entitled to vote thereon taken at a meeting the notice of which specified that such bylaw, resolution or agreement would be placed before the shareholders, both as to action by a director, officer, employee or agent in his official capacity and as to action in another capacity while holding such office or position, except that no such other rights, in respect to indemnification or otherwise, to which those seeking indemnification may be entitled under any bylaw, agreement, either specifically or in general terms, resolution, or approved by the affirmative vote of the holders of a majority of the shares entitled to vote thereon taken at a meeting the notice of which specified that such bylaw, resolution or agreement would be placed before the shareholders, both as to action by a director, officer, employee or agent in his official capacity and as to action in another capacity while holding such office or position, except that no such other rights, in respect to indemnification or otherwise, may be provided or granted with respect to the liability of any director, officer, employee or agent for (a) any appropriation, in violation of his duties, of any business opportunity of the Corporation; (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
(c) liabilities of a director imposed by Section 14-2-832 of the Georgia Business Corporation Code; or (d) any transaction from which the director, officer, employee, or agent derived an improper personal benefit.

         Section 5.        Insurance.

                  (a) The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VII.

                  (b) If any expenses or other amounts are paid by way of indemnification, otherwise than by court order or action by the shareholders or by an insurance carrier pursuant to insurance maintained by the Corporation, the Corporation shall, not later than the next annual meeting of shareholders unless such meeting is held within 3 months from the date of such payment, and, in any event, within 15 months from the date of such payment, send by first class mail (or if the Corporation shall have at the time more than 500 shareholders entitled to vote, by such other means as may be authorized by the Georgia Business Corporation Code for notices of meetings of shareholders) to its shareholders of record at the time entitled to vote for the election of directors a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.

         Section 6. Right to Participate in Defense. As a condition to any such right of indemnification, or to receive advancement of expenses, the Corporation may require that it be permitted to participate in the defense of any such action or proceeding through legal counsel designated by the Corporation and at the expense of the Corporation.

         Section 7. Continuation of Right of Indemnification. The rights to indemnification and advancement of expenses provided in this Article VII shall continue notwithstanding that a person who would otherwise have been entitled to indemnification or advancement of expenses hereunder shall have ceased to be a director, officer, employee or agent, and shall insure to the benefit of the heirs, executors and administrators of such persons.

                                  ARTICLE VIII

                                   AMENDMENTS

         The Board of Directors shall have power to alter, amend, or repeal these bylaws or adopt new bylaws by majority vote of all of the Directors, but any bylaws adopted by the Board of Directors may be altered, amended, or repealed and new bylaws adopted, by the shareholders by majority vote of all of the shares having voting power.


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